Nonrefundable Filing Fee:  $50.00                          DOMESTIC PROFIT
                                                               General Amendment
     Submit Original and
     One True Copy
                                  STATE OF HAWAII
                     DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
                            Business Registration Division
                                 1010 Richards Street
                Mailing Address:  P.O. Box 40, Honolulu, Hawaii  96810


                                ARTICLES OF AMENDMENT
                      (SECTION 415-61, HAWAII REVISED STATUTES)

     PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

        The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment. certify as follows:

     1.   The name of the corporation is:

            EIF Holdings, Inc.
          ----------------------------------------------------------------------

     2. The Amendment(s) adopted are attached to these Articles of Amendment (see page 2).

     3.   The total number of shares outstanding is:   24,618,201
                                                      --------------------------

     4. If adoption of the amendments) was at a meeting, complete the following:

          The meeting of the shareholders was held on   May      4       1998
                                                     ---------------------------
                                                       (Month    Day     Year)

     ---------------------------------------------------------------------------
                                    Number of Shares    Number of Shares Voting
           Class/Series          Voting For Amendment      Against Amendment
     ---------------------------------------------------------------------------

              Common                 12,673,282                  189,700
     ---------------------------------------------------------------------------

     5. If adoption of the amendment(s) was by unanimous consent, complete the following:

          By written consent dated
                                   ---------------------------------------------
                                           (Month      Day       Year)
          the shareholders unanimously adopted the amendment(s).

     6. If the amendment(s) provides for any exchange, reclassification, or cancellation of issued shares, attach a statement describing the manner in which the exchange, reclassification, or cancellation shall be effected.

            See attached
          ----------------------------------------------------------------------

     We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

     Witness our hands this            day of                    , 19 98 .
                             --------         ------------------     ----

      Frank J. Fradella, Chairman      J. Drennan Lowell, Secretary & Treasurer
     -----------------------------     -----------------------------------------
       (Type/Print Name & Title)               (Type/Print Name & Title)


         /s/ Frank J. Fradella                    /s/ J. Drennan Lowell
     -----------------------------     -----------------------------------------
         Signature of Officer                    Signature of Officer


     Signatures must be in black ink.

     Articles must be signed by two individuals who are officers of the corporation.


                         (See Reverse Side For Instructions)

     D1-7
     Rev. 7/96                                                         B14 (Fee)

                    RESOLVED, that, the Articles of Incorporation be,
               and it hereby is, amended by addition of the following provision to Article IV:


                    Effective on the date and at the time this Article of Amendment is filed with the Director of the Department of Commerce and Consumer Affairs of the State of Hawaii (the "Effective Date"), each share of the Company's Common Stock, no par value, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a one-for-ten reverse stock split of the Company's outstanding Common Stock, no par value (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward or downward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any new Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are classified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law. As a result of this Amendment, the authorized stock of the Company shall not change and therefore shall remain 25,000,000 shares of Common Stock, no par value per share, until thereafter reduced or increased in accordance with applicable law.

                    FURTHER RESOLVED, that at any time prior to the filing
               of the foregoing amendment to the Company's Articles of Incorporation effecting a Reverse Stock Split, notwithstanding authorization of the proposed amendment by the shareholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the shareholders.

          Statement Describing Manner in Which Exchange, Reclassification
          ---------------------------------------------------------------
                 or Cancellation of Shares Shall be Effected
                 -------------------------------------------

               This statement below describing the manner in which the exchange, reclassification or cancellation of shares shall be effected is also contained in the amendment to the Articles of Incorporation.

                    Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward or downward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any new Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are classified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.